                                                                     Exhibit 3.2

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                                STONERIDGE, INC.


                                   ARTICLE I
                                   ---------

                            Meetings of Shareholders
                            ------------------------

          Section 1.  Annual Meetings.  The annual meeting of shareholders shall
                      ---------------
be held at such time and on such date as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

          Section 2.  Special Meetings.  Special meetings of the shareholders
                      ----------------
shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise fifty percent (50%) of the voting power of the Corporation entitled to vote thereat. Special meetings may not be called by any other person. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

          Section 3.  Notices of Meetings.  Unless waived, written notice of
                      -------------------
each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty
(60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation and shall be deemed to have been given at the time when it was mailed. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

          Section 4.  Place of Meetings.  Meetings of shareholders shall be held
                      -----------------
at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

          Section 5.  Quorum.  The holders of shares entitling them to exercise
                      ------
a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Second

Amended and Restated Articles of Incorporation (as they may be amended from time to time, the "Articles of Incorporation") or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time until a quorum shall be present.

          Section 6.  Record Date.  The Board of Directors may fix a record date
                      -----------
for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution,
(iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

          If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

          Section 7.  Proxies.  A person who is entitled to attend a
                      -------
shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

          Section 8.  Conduct of Meeting.  Unless otherwise determined by the
                      ------------------
Board of Directors prior to the meeting, the chairman of any meeting of the shareholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such meeting of shareholders, whether any shareholder or his proxy may be excluded from any shareholders' meeting based upon any determination by the chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances under which any person may make a statement or ask questions at any meeting of shareholders.


                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

          Section 1. Number of Directors.  Until changed in accordance with the
                     -------------------
provisions of this section (or as otherwise provided in the Corporation's Articles of Incorporation), the number of directors of the Corporation, none of whom need be shareholders, shall be six (6). The number of directors may be increased or decreased by action of the Board of Directors upon the vote of the majority of the board or by the vote of the shareholders that are present in person or by proxy at a meeting to elect directors at which a quorum is present and that are holders of a majority of the shares represented at the meeting and entitled to vote on the proposal; provided, however, that in no case shall the number be fewer than five (5) or more than twelve (12); and provided, further, that no decrease in the number of directors shall have the effect of removing any director prior to the expiration of his term of office. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Article Fourth, Division A, subsection 5(b) of the Articles of Incorporation of the Company, such directors to be elected and hold office in accordance with such provisions of the Articles of Incorporation of the Company, notwithstanding any other provision of this Code of Regulations.

          Section 2.  Election of Directors. (a) Directors shall be elected at
                      ---------------------
the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

          At each meeting of shareholders for the election of directors, the candidates receiving the greatest number of votes entitled to be cast shall be elected as directors.

          Section 3.  Nominations.
                      -----------

          (a)  Qualifications.  Directors of the Corporation need not be
               --------------
shareholders or residents of the State of Ohio. No person shall be appointed or elected a director of the Corporation unless:

                (i) such person is elected to fill a vacancy in the Board of Directors pursuant to section 6 of this Article II; or

                (ii) such person is nominated for election as a director of the Corporation in accordance with this section.

          Nominations of candidates for election as directors at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or a committee thereof or any shareholder of record providing written notification to the Secretary of the Company of such nomination(s). At the request of the Secretary, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules and regulations of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's proxy statement soliciting proxies for the election of such nominee as a director.

          (b)  Substitution of Nominees.  In the event that a person is validly
               ------------------------
designated as a nominee in accordance with this Code of Regulations and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of an Election Meeting, of a written notice of the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Code of Regulations had such substitute nominee been initially proposed as a nominee.

          Section 4.  Term of Office.  Each director shall hold office until the
                      --------------
annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

          Section 5.  Removal.  All the directors or any individual director may
                      -------
be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

          Section 6.  Vacancies.  Vacancies in the Board of Directors may be
                      ---------
filled by a majority vote of the remaining directors until an election to fill such vacancies is had. A vacancy or vacancies in the Board of Directors shall be deemed to exist if the number of directors is increased by the Board of Directors. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

          Section 7.  Quorum and Transaction of Business.  A majority of the
                      ----------------------------------
whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

          Section 8.  Annual Meeting.  Annual meetings of the Board of Directors
                      --------------
shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders' meeting was held.

          Section 9.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

          Section 10.  Special Meetings.  Special meetings of the Board of
                       ----------------
Directors may be called by the chairman of the board, the president, any vice president, or a majority of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

          Section 11.  Notice of Annual or Special Meetings.  Notice of the time
                       ------------------------------------
and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the secretary's records and states that the secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

          Section 12.  Telephonic Meetings.  To the extent permitted by law,
                       -------------------
members of the Board of Directors or any committee thereof may participate in a meeting of such body through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participants in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          Section 13.  Compensation.  The directors, as such, shall be entitled
                       ------------
to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee, if any, or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the Board of Directors may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

          Section 14.  By-laws.  For the government of its actions, the Board of
                       -------
Directors may adopt by-laws consistent with the Articles of Incorporation of the Corporation and this Code of Regulations.

                                  ARTICLE III
                                  -----------

                                  Committees
                                  ----------

          Section 1.  Executive Committee.  The Board of Directors may from time
                      -------------------
to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the Board of Directors to serve at the pleasure of the board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

          Section 2.  Meetings of Executive Committee.  Subject to the
                      -------------------------------
provisions of this Code of Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no action by writing of the executive committee shall be effective unless concurred in by all members of the committee.

          Section 3.  Other Committees.  The Board of Directors may by
                      ----------------
resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section 1 and
Section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

          Section 1.  General Provisions.  The Board of Directors shall elect a
                      ------------------
president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          Section 2.  Term of Office.  The officers of the Corporation shall
                      --------------
hold office at the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the annual meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.


                                    ARTICLE V
                                    ---------

                               Duties of Officers
                               ------------------

          Section 1.  Chairman of the Board.  The chairman of the board, if one
                      ---------------------
be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

          Section 2.  President.  The president shall be the chief executive
                      ---------
officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders, and, in the absence of the chairman of the board, or if a chairman of the board shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him.

          Section 3.  Vice Presidents.  The vice presidents shall have such
                      ---------------
powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

          Section 4.  Secretary.  The secretary shall keep minutes of all the
                      ---------
proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the president.

          Section 5.  Treasurer.  The treasurer shall have general supervision
                      ---------
of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the president.

          Section 6.  Assistant and Subordinate Officers.  The Board of
                      ----------------------------------
Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe.

          The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

          Section 7.  Duties of Officers May be Delegated.  In the absence of
                      -----------------------------------
any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

                                    ARTICLE VI
                                    ----------

                         Indemnification and Insurance
                         -----------------------------

          Section 1.  Indemnification in Non-Derivative Actions.  The
                      -----------------------------------------
Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Indemnification in Derivative Actions.  The Corporation
                      -------------------------------------
shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper, or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

          Section 3.  Indemnification as Matter of Right.  To the extent that a
                      ----------------------------------
director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 1 or 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          Section 4.  Determination of Conduct.  Any indemnification under
                      ------------------------
Sections 1 and 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or (c) by the shareholders or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 2 of this Article VI, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          Section 5.  Advance Payment of Expenses.  Expenses, including
                      ---------------------------
attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

          Section 6.  Nonexclusivity.  The indemnification provided by this
                      --------------
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Amended and Restated Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          Section 7.  Liability Insurance.  The Corporation may purchase and
                      -------------------
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or of Chapter 1701 of the Ohio Revised Code.

                                  ARTICLE VII
                                  -----------

                            Certificates for Shares
                            -----------------------

          Section 1.  Form and Execution.  Certificates for shares, certifying
                      ------------------
the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

          Section 2.  Transfer and Registration of Certificates.  The Board of
                      -----------------------------------------
Directors shall have authority to make such rules and regulations, not inconsistent with law, the Second Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby.

          Section 3.  Lost, Destroyed or Stolen Certificates.  A new share
                      --------------------------------------
certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (b) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

          Section 4.  Registered Shareholders.  A person in whose name shares
                      -----------------------
are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                  ARTICLE VIII
                                  ------------

                                  Fiscal Year
                                  -----------

          The fiscal year of the Corporation shall end on December 31 of each year, or on such other date as may be fixed from time to time by the Board of Directors.


                                   ARTICLE IX
                                   ----------

                                      Seal
                                      ----

          The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.


                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------

          This Amended and Restated Code of Regulations may be amended, or new regulations may be adopted, at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.